Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – November 2, 2016 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based business payment, invoice and digital banking solutions, today reported financial results for the fiscal first quarter ended September 30, 2016.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 13% as compared to the first quarter of last year to $52.1 million, or 16% on a constant currency basis, which is calculated as discussed in the “Non-GAAP Financial Measures” section that follows. Revenues overall for the first quarter were $83.1 million.

Net loss for the first quarter was $10.5 million compared to a net loss of $4.3 million for the first quarter of last year. Net loss per share was $0.28 in the first quarter compared to $0.11 in the first quarter of last year.

Adjusted EBITDA for the first quarter was $16.7 million, or 20% of overall revenue. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the first quarter was $8.4 million. Core earnings per share was $0.22, as compared to $0.24 for the first quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“Our results in Q1 were a solid step forward and a good start to the fiscal year.” said Rob Eberle, President and CEO of Bottomline Technologies. “Subscription and transaction revenue growth, adjusted EBITDA and core EPS all reflect disciplined execution against our plan. Strategically, we entered into an important new relationship with Mastercard which further validates our status as a leader in business payments. Our continued growth in subscription and transaction revenue gives us visibility to future recurring revenues and confidence that our strategic plan will drive increased shareholder value.”

First Quarter Customer Highlights

•	18 leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	11 leading organizations, including Hiscox Inc and Tower Hill Insurance, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed 7 new Digital Banking deals, helping banks to compete and win business in their corporate and SMB segments by deploying innovative digital capabilities.

•	Companies such as Secure Trust Bank and Atom Bank selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as Chegg Inc and Charles Schwab chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

First Quarter Strategic Corporate Highlights

•	Announced a strategic alliance with Mastercard (NYSE: MA) focused on creating the optimum way for businesses to pay and get paid. The combination of Mastercard and Paymode-X creates a universal business payment solution, Paymode-X with Mastercard, allowing customers to automate payments of all types through a single platform while increasing revenue opportunities, efficiencies and control.

•	Recognized as a top 100 global provider of financial technology on the 2016 IDC Financial Insights FinTech Rankings, as well as in the 2016 FinTech Forward rankings compiled by American Banker and the Bank Administration Institute (BAI).

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information and Adjusted EBITDA are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquired intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes, global ERP system implementation costs and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global enterprise resource planning (ERP) system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA represents our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization, and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

We also disclose Subscription and Transaction bookings. This amount reflects a comparable metric of sales activity despite variations in contract lengths and terms. This amount is defined as the one-year value of new order invoicing, excluding installation and other one-time fees, which are contractually obligated or anticipated to recur on an annual basis once the customer is fully implemented and is fully utilizing the system. It is not a non-GAAP measure.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended September 30,
	2016	2015
	(in thousands)
GAAP net loss	$(10,508)	$(4,253)
Amortization of acquired intangible assets	6,285	7,279
Stock-based compensation expense	8,199	7,588
Acquisition and integration related expenses	1,249	110
Restructuring expenses	—	20
Global ERP system implementation costs	2,491	257
Minimum pension liability adjustments	277	36
Amortization of debt issuance and debt discount costs	3,372	3,161
Tax effects on non-GAAP income	(2,978)	(5,011)

Core net income	$8,387	$9,187

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net loss per share for the three months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended
	09/30/16	9/30/15
GAAP diluted net loss per share	$(0.28)	$(0.11)
Plus:
Amortization of acquired intangible assets	0.17	0.19
Stock-based compensation expense	0.22	0.20
Acquisition and integration-related expenses	0.03	—
Restructuring expenses	—	—
Global ERP system implementation costs	0.06	0.01
Minimum pension liability adjustments	0.01	—
Amortization of debt issuance and debt discount costs	0.09	0.08
Tax effects on non-GAAP income	(0.08)	(0.13)

Diluted core net income per share	$0.22	$0.24

Non-GAAP Financial Measures (Continued)

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing diluted earnings per share for the three months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended September 30,
	2016	2015
	(in thousands)
Numerator:
Core net income	$8,387	$9,187

Denominator:
Weighted average shares used in computing diluted earnings per share for GAAP	37,940	38,004
Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	88	515

Weighted average shares used in computing diluted core earnings per share	38,028	38,519

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months		% Increase
	Ended September 30,			Impact from	Constant
	2016	2015	GAAP	Currency	Rates (2)
	(in thousands)
Subscription and Transaction Revenues	$52,132	$46,197	13%	3%	16%
Total Revenues	83,084	82,881	0%	5%	5%

2)	Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended
	09/30/16	9/30/15
GAAP Net loss	$(10,508)	$(4,253)
Adjustments:
Other expense, net	3,935	3,671
Provision for income taxes	681	611
Depreciation and amortization	4,087	3,077
Amortization of acquired intangible assets	6,285	7,279
Stock-based compensation expense	8,199	7,588
Acquisition and integration-related expenses	1,249	110
Restructuring expenses	—	20
Minimum pension liability adjustments	277	36
Global ERP system implementation costs	2,491	257

Adjusted EBITDA	16,696	18,396

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net loss as a percent of revenue to adjusted EBITDA as a percent of revenue for the three months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended
	09/30/16	9/30/15
GAAP net loss as a percent of revenue	(13%)	(5%)
Adjustments:
Other expense, net	5%	4%
Provision for income taxes	1%	1%
Depreciation and amortization	5%	4%
Amortization of acquired intangible assets	8%	9%
Stock-based compensation expense	10%	9%
Acquisition and integration-related expenses	1%	0%
Restructuring expenses	0%	0%
Minimum pension liability adjustments	0%	0%
Global ERP system implementation costs	3%	0%

Adjusted EBITDA as a percent of revenue	20%	22%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and GAAP to non-GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins, increase shareholder value and repurchase shares from time to time under the share repurchase program. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2016 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2016	2015
Revenues:
Subscriptions and transactions	$52,132	$46,197
Software licenses	2,121	4,115
Service and maintenance	27,673	30,784
Other	1,158	1,785

Total revenues	83,084	82,881
Cost of revenues:
Subscriptions and transactions	23,886	20,734
Software licenses	128	288
Service and maintenance	13,285	12,978
Other	878	1,335

Total cost of revenues	38,177	35,335

Gross profit	44,907	47,546
Operating expenses:
Sales and marketing	18,875	20,155
Product development and engineering	12,935	11,260
General and administrative	12,704	8,823
Amortization of intangible assets	6,285	7,279

Total operating expenses	50,799	47,517

(Loss) income from operations	(5,892)	29
Other expense, net	(3,935)	(3,671)

Loss before income taxes	(9,827)	(3,642)
Income tax provision	681	611

Net loss	$(10,508)	$(4,253)
Basic and diluted net loss per share:	$(0.28)	$(0.11)

Shares used in computing basic and diluted net loss per share:	37,940	38,004

Core net income (1)	$8,387	$9,187
Diluted core net income per share (2)	$0.22	$0.24

1)	Core net income for the three months ended September 30, 2016 and 2015 excludes charges for amortization of acquired intangible assets of $6,285 and $7,279, acquisition and integration-related expenses of $1,249 and $110, restructuring expenses of $- and $20, stock-based compensation of $8,199 and $7,588, minimum pension liability adjustments of $277 and $36, global ERP system implementation costs of $2,491 and $257, non-core charges associated with our convertible notes of $3,372 and $3,161 and tax effects on core net income of $2,978 and $5,011.
2)	Shares used in computing diluted core earnings per share were 38,028 and 38,519 for the three months ended September 30, 2016 and 2015, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2016	2016
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$127,888	$132,383
Accounts receivable	52,689	61,773
Other current assets	17,130	22,385

Total current assets	197,707	216,541
Property and equipment, net	53,718	51,029
Goodwill and intangible assets, net	360,470	366,958
Other assets	16,538	16,682

Total assets	$628,433	$651,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,313	$10,218
Accrued expenses	26,311	27,512
Deferred revenue	63,616	74,332

Total current liabilities	99,240	112,062
Convertible senior notes	173,229	169,857
Deferred revenue, non current	19,231	19,086
Deferred income taxes	21,276	28,147
Other liabilities	27,710	27,271

Total liabilities	340,686	356,423
Stockholders’ equity
Common stock	42	42
Additional paid-in-capital	600,022	591,800
Accumulated other comprehensive loss	(38,767)	(37,668)
Treasury stock	(79,487)	(75,832)
Accumulated deficit	(194,063)	(183,555)

Total stockholders’ equity	287,747	294,787

Total liabilities and stockholders’ equity	$628,433	$651,210